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                         AGREEMENT AND PLAN OF REORGANIZATION


                                     DATED AS OF


                                  SEPTEMBER 23, 1998


                                     BY AND AMONG


                            HCC INSURANCE HOLDINGS, INC.,

                                         AND

                               THE KACHLER CORPORATION,
                                A DELAWARE CORPORATION


                                         AND


                           J. E. STONE & ASSOCIATES, INC.,
                                 A TEXAS CORPORATION

                                         AND


                                 THE SHAREHOLDERS OF
                            J. E. STONE & ASSOCIATES, INC.



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


                                  TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I      THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    Conversion of Shares.. . . . . . . . . . . . . . . . . . 3
     Section 1.3    Exchange of Certificates . . . . . . . . . . . . . . . . 3
     Section 1.4    Surviving Corporation. . . . . . . . . . . . . . . . . . 4
     Section 1.5    Escrow Agreement . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF STONE AND THE
               MAJORITY SHAREHOLDER. . . . . . . . . . . . . . . . . . . . . 5
     Section 2.1    Corporate Existence and Power. . . . . . . . . . . . . . 5
     Section 2.2    Authorization. . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.3    Governmental Authorization . . . . . . . . . . . . . . . 5
     Section 2.4    Non-Contravention. . . . . . . . . . . . . . . . . . . . 6
     Section 2.5    Capitalization . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.6    Subsidiaries and Related Entities. . . . . . . . . . . . 7
     Section 2.7    Stone Financial Statements . . . . . . . . . . . . . . . 7
     Section 2.8    Absence of Certain Changes . . . . . . . . . . . . . . . 8
     Section 2.9    No Undisclosed Liabilities . . . . . . . . . . . . . . . 9
     Section 2.10   Litigation . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 2.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 2.12   Employee Benefit Plans, ERISA. . . . . . . . . . . . . .10
     Section 2.13   Material Agreements. . . . . . . . . . . . . . . . . . .13
     Section 2.14   Properties . . . . . . . . . . . . . . . . . . . . . . .13
     Section 2.15   Environmental Matters. . . . . . . . . . . . . . . . . .14
     Section 2.16   Labor Matters. . . . . . . . . . . . . . . . . . . . . .14
     Section 2.17   Compliance with Laws . . . . . . . . . . . . . . . . . .14
     Section 2.18   Trademarks, Trade Names, Etc.. . . . . . . . . . . . . .15
     Section 2.19   Sale of Stone. . . . . . . . . . . . . . . . . . . . . .15
     Section 2.20   Broker's Fees. . . . . . . . . . . . . . . . . . . . . .15
     Section 2.21   Investment Representation. . . . . . . . . . . . . . . .15
     Section 2.22   Investments. . . . . . . . . . . . . . . . . . . . . . .15
     Section 2.23   Investment Company . . . . . . . . . . . . . . . . . . .16
     Section 2.24   Licenses . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.25   Internal Controls. . . . . . . . . . . . . . . . . . . .16
     Section 2.26   Insurance. . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.27   Financial Solvency . . . . . . . . . . . . . . . . . . .17
     Section 2.28   Year 2000 Issue. . . . . . . . . . . . . . . . . . . . .17
     Section 2.29   Assignment of Commissions. . . . . . . . . . . . . . . .17
     Section 2.30   Disclosure . . . . . . . . . . . . . . . . . . . . . . .17

                                          i
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                              TABLE OF CONTENTS (CONT.)
                                                                            PAGE
ARTICLE II-A   REPRESENTATIONS AND WARRANTIES
               OF THE MINORITY SHAREHOLDERS. . . . . . . . . . . . . . . . .18
     Section 2-A.1  Authorization. . . . . . . . . . . . . . . . . . . . . .18
     Section 2-A.2  Governmental Authorization . . . . . . . . . . . . . . .18
     Section 2-A.3  Ownership of Stock . . . . . . . . . . . . . . . . . . .18
     Section 2-A.3  Broker's Fees. . . . . . . . . . . . . . . . . . . . . .18
     Section 2-A.4  Investment Representation. . . . . . . . . . . . . . . .18
     Section 2-A.5  Knowledge. . . . . . . . . . . . . . . . . . . . . . . .19
     Section 2-A.6  Assignment of Commissions. . . . . . . . . . . . . . . .19
     Section 2-A.7  Disclosure . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE II-B   REPRESENTATIONS AND WARRANTIES
               OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 2-B.1  Representations of the Trust . . . . . . . . . . . . . .19
     Section 2-B.2  Disclosure . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE III    REPRESENTATIONS AND WARRANTIES
               OF HCC AND SUBSIDIARY . . . . . . . . . . . . . . . . . . . .20
     Section 3.1    Corporate Existence and Power. . . . . . . . . . . . . .21
     Section 3.2    Corporate Authorization. . . . . . . . . . . . . . . . .21
     Section 3.3    Governmental Authorization . . . . . . . . . . . . . . .21
     Section 3.4    Shares of HCC Common Stock . . . . . . . . . . . . . . .22
     Section 3.5    SEC Filings. . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE IV     COVENANTS OF THE MAJORITY SHAREHOLDER AND STONE . . . . . . .23
     Section 4.1    Conduct of Stone . . . . . . . . . . . . . . . . . . . .23
     Section 4.2    Access to Financial and Operational Information. . . . .25
     Section 4.3    Other Offers . . . . . . . . . . . . . . . . . . . . . .25
     Section 4.4    Maintenance of Business. . . . . . . . . . . . . . . . .25
     Section 4.5    Compliance with Obligations. . . . . . . . . . . . . . .26
     Section 4.6    Notices of Certain Events. . . . . . . . . . . . . . . .26
     Section 4.7    Necessary Consents . . . . . . . . . . . . . . . . . . .26
     Section 4.8    Regulatory Approval. . . . . . . . . . . . . . . . . . .26
     Section 4.9    Satisfaction of Conditions Precedent . . . . . . . . . .26
     Section 4.10   Communications . . . . . . . . . . . . . . . . . . . . .27
     Section 4.11   Shareholder Approval . . . . . . . . . . . . . . . . . .27
     Section 4.12   Stone Pension and Profit Sharing Plans . . . . . . . . .27
     Section 4.13   Tax Reporting. . . . . . . . . . . . . . . . . . . . . .27


                                          ii
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                              TABLE OF CONTENTS (CONT.)

                                                                            PAGE

ARTICLE V      COVENANTS OF HCC AND SUBSIDIARY . . . . . . . . . . . . . . .27
     Section 5.1    Conduct of  HCC. . . . . . . . . . . . . . . . . . . . .27
     Section 5.2    Listing of  HCC Common Stock . . . . . . . . . . . . . .28
     Section 5.3    Compliance with Obligations. . . . . . . . . . . . . . .28
     Section 5.4    Notices of Certain Events. . . . . . . . . . . . . . . .28
     Section 5.5    Release of Guaranties. . . . . . . . . . . . . . . . . .29
     Section 5.6    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 5.7    Obligations of Subsidiary. . . . . . . . . . . . . . . .29
     Section 5.8    Tax Reporting. . . . . . . . . . . . . . . . . . . . . .29

ARTICLE VI     COVENANTS OF HCC, SUBSIDIARY,
               THE SHAREHOLDERS AND STONE. . . . . . . . . . . . . . . . . .29
     Section 6.1    Advice of Changes. . . . . . . . . . . . . . . . . . . .29
     Section 6.2    Regulatory  Approvals. . . . . . . . . . . . . . . . . .29
     Section 6.3    Certain Filings. . . . . . . . . . . . . . . . . . . . .30
     Section 6.4    Satisfaction of Conditions Precedent . . . . . . . . . .30
     Section 6.5    Confidentiality. . . . . . . . . . . . . . . . . . . . .30
     Section 6.6    Assignment of Commissions. . . . . . . . . . . . . . . .30

ARTICLE VII    CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . .31
     Section 7.1    Conditions to Obligations of HCC and Subsidiary. . . . .31
     Section 7.2    Conditions to Obligations of the Shareholders. . . . . .33
     Section 7.3    Conditions to Obligations of Each Party. . . . . . . . .35

ARTICLE VIII   TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .35
     Section 8.1    Termination. . . . . . . . . . . . . . . . . . . . . . .35
     Section 8.2    Effect of Termination. . . . . . . . . . . . . . . . . .36

ARTICLE IX     CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . . .36
     Section 9.1    The Closing. . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE X      INDEMNIFICATION; REPRESENTATIVE . . . . . . . . . . . . . . .37
     Section 10.1   Majority Shareholder Agreement to Indemnify. . . . . . .37
     Section 10.2   HCC Agreement to Indemnify . . . . . . . . . . . . . . .37
     Section 10.3   Limitation and Expiration. . . . . . . . . . . . . . . .38
     Section 10.4   Procedure for Indemnification; Third Party Claims. . . .39
     Section 10.5   Exclusive Remedy; Limitation on Liability. . . . . . . .39
     Section 10.6   Appointment of Representative. . . . . . . . . . . . . .39

                                         iii
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                              TABLE OF CONTENTS (CONT.)

                                                                            PAGE

ARTICLE XI     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 11.1   Further Assurances.. . . . . . . . . . . . . . . . . . .41
     Section 11.2   Fees and Expenses. . . . . . . . . . . . . . . . . . . .41
     Section 11.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 11.4   Governing Law. . . . . . . . . . . . . . . . . . . . . .42
     Section 11.5   Binding upon Successors and Assigns, Assignment. . . . .42
     Section 11.6   Severability . . . . . . . . . . . . . . . . . . . . . .42
     Section 11.7   Entire Agreement . . . . . . . . . . . . . . . . . . . .43
     Section 11.8   Amendment and Waivers. . . . . . . . . . . . . . . . . .43
     Section 11.9   No Waiver. . . . . . . . . . . . . . . . . . . . . . . .43
     Section 11.10  Construction of Agreement. . . . . . . . . . . . . . . .43
     Section 11.11  Counterparts . . . . . . . . . . . . . . . . . . . . . .43
     Section 11.12  Knowledge. . . . . . . . . . . . . . . . . . . . . . . .43

                         AGREEMENT AND PLAN OF REORGANIZATION


    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 23rd day of September, 1998 by and among HCC Insurance Holdings, Inc., a Delaware corporation ("HCC"), The Kachler Corporation, a Delaware corporation ("Subsidiary"), James E. Stone (the "Majority Shareholder"), and those persons other than the Majority Shareholder set forth on Schedule 1 attached hereto and made a part hereof (individually, a "Minority Shareholder", and collectively, the "Minority Shareholders"), and J.E. Stone & Associates, Inc., a Texas corporation ("Stone").

                                      RECITALS:

    A. The Majority Shareholder and the Minority Shareholders (collectively, the "Shareholders") currently own all of the outstanding stock of Stone (the "Stone Common Stock"), which is a company engaged in the actuarial, benefits and compensation consulting business.

    B.   HCC owns all of the outstanding stock of Subsidiary.

    C. The Boards of Directors of each of HCC, Subsidiary, and Stone have determined to engage in a transaction pursuant to which Stone will merge with and into Subsidiary (the "Merger"), all upon the terms and subject to the conditions set forth herein.

    D. The Board of Directors of Stone has approved, and has resolved, subject to the terms of this Agreement, to recommend that the shareholders of Stone approve, the Merger and this Agreement.

    E. The Boards of Directors of HCC and Subsidiary have approved the Merger and this Agreement.

    F. The parties intend for the transactions contemplated by the Agreement to qualify as a plan of reorganization in accordance with the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:


                                      ARTICLE I

                                      THE MERGER

    SECTION 1.1    THE MERGER.

    (a) Subject to the terms and conditions of this Agreement, Stone will be merged into Subsidiary in accordance with the laws of the State of Delaware ("Delaware Law"), whereupon the separate existence of Stone shall cease, and Subsidiary shall be the surviving corporation (the "Surviving Corporation").

    (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Stone and Subsidiary shall file a certificate of merger, in substantially the form attached hereto as Exhibit "A" (the "Certificate of Merger") in the Office of the Secretary of State of Delaware and articles of merger in substantially the form attached hereto as Exhibit "B" (the "Articles of Merger") in the office of the Secretary of State of Texas, and make all such other filings or recordings required by Delaware Law and as required by the Texas Business Corporation Act in connection with the Merger. The Merger shall become effective upon completion of the filing of the Certificate of Merger with the Office of the Secretary of State of Delaware in accordance with the relevant provisions of Delaware Law (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date".

    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Stone and Subsidiary, all as provided under Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Subsidiary or Stone shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises, and all and every other interest shall be thereafter be the property of the Surviving Corporation, as they were of Subsidiary and Stone, and (ii) all debts, liabilities, duties and obligations of Subsidiary and Stone, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of Subsidiary and Stone, and neither the rights of creditors nor any liens upon the property of Subsidiary or Stone shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

    (d) In addition, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, HCC and the Majority Shareholder will cause The Kachler Corporation of Texas, Inc., a Texas corporation ("Kachler"), and J.E. Stone, Inc. (the "Stone Agency") to file articles of merger in the office of the Secretary of State of Texas and shall make all such other filings or recordings required by the Texas Business Corporation Act to effect the merger of the Stone Agency with and into Kachler (the "Agency Merger"). At the effective time of the Agency Merger, all shares of the Stone Agency shall automatically and without any action on the part of the holders thereof cease to be outstanding and be converted into the right to receive $1,000 in the aggregate. The Majority Shareholder will surrender the certificates for all of the outstanding shares of the Stone Agency to Kachler for cancellation, and Kachler will pay to the Majority Shareholder therefor the amount specified in the preceding sentence. The Articles of Incorporation and Bylaws of Kachler as in effect immediately prior to the Agency Merger shall be the Articles of Incorporation and Bylaws of the surviving corporation in the Agency Merger. Following the Agency Merger, until successors are duly elected or appointed and qualified in accordance with the Texas

Business Corporation Act, the directors and officers, respectively, of Kachler shall be the directors and officers of the surviving corporation in the Agency Merger.

    SECTION 1.2    CONVERSION OF SHARES.  At the Effective Time all of the
Stone Common Stock shall automatically and without any action on the part of the holders thereof cease to be outstanding and be converted into the right to receive consideration (the "Merger Consideration") in the aggregate amount of $10,300,000, less any sums paid to Currie (defined below) to be paid as follows:

         (i) an aggregate of $5,150,000 less any sums paid to John A. Currie ("Currie") at the Closing in satisfaction of Stone's debt obligation to Currie in cash, in immediately available funds (the "Cash Payment"), to be allocated among the Shareholders as set forth on Schedule 1, with each Shareholder's share to be transferred by wire transfer to such account as such Shareholder shall specify, plus

         (ii) an aggregate number of shares of HCC Common Stock (the "Share Consideration") equal to (x) $5,150,000, (y) divided by the HCC Stock Value, to be allocated among the Shareholders, in accordance with the schedule set forth on Schedule 1. As used herein, the HCC Stock Value means $20 per share.

    No fractional shares of HCC Common Stock shall be issued and each Shareholder receiving HCC Common Stock shall be entitled to receive an additional cash payment equal to the fractional share of HCC Common Stock such Shareholder would otherwise be entitled to receive, multiplied by the HCC Stock Value.

    Each share of Common Stock of Subsidiary issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding as one share of Common Stock of the Surviving Corporation.

    SECTION 1.3    EXCHANGE OF CERTIFICATES.

    (a) Prior to the Effective Date, HCC shall appoint Harris Trust and Savings Bank ("Harris") to act as exchange agent (the "Exchange Agent") in the Merger.

    (b) As of the Effective Time, all shares of Stone Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from HCC the Merger Consideration determined as set forth in
Section 1.2 hereof.

    (c) At the Effective Time, the holder of shares of Stone Common Stock will surrender the certificates for such shares (the "Stone Certificates") to HCC for cancellation. Promptly following the Effective Time and receipt of the Stone Certificates (subject to the escrow of certain of such shares of HCC Common Stock pursuant to Section 1.5 below), HCC will cause Harris to issue such surrendering holder certificates for the number of shares of HCC Common Stock to which such holder is entitled pursuant to the terms hereof.

    (d) All shares of HCC Common Stock delivered upon the surrender of Stone Certificates in accordance with the terms hereof will be delivered to the registered holder (subject to the escrow of certain of such shares of HCC Common Stock pursuant to Section 1.5 below). After the Effective Time, there will be no further registration of transfers of the shares of Stone Common Stock on the stock transfer books of Stone. If, after the Effective Time, Stone Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided for herein. All shares of HCC Common Stock will bear the following legend:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

    SECTION 1.4 SURVIVING CORPORATION. At the Effective Time, the Certificate of Incorporation of Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Delaware Law, the directors and officers of Subsidiary at the Effective Time shall become the directors and officers, respectively, of the Surviving Corporation, except that HCC shall take all necessary action to cause the Majority Shareholder to be elected as the President of the Surviving Corporation, such election to become effective as of the Effective Time.

    SECTION 1.5 ESCROW AGREEMENT. Pursuant to an Escrow Agreement to be entered into on or before the Closing Date (as hereinafter defined) in substantially the form of Exhibit 1.5 (the "Escrow Agreement"), among HCC, the Subsidiary, the Majority Shareholder and Harris, or such other entity mutually agreeable to HCC, the Subsidiary and the Majority Shareholder, as Escrow Agent, HCC will withhold from the shares of HCC Common Stock that would otherwise be delivered to the Majority Shareholder, such number of shares of HCC Common Stock which, when multiplied by the HCC Stock Value, equals 10% of the total Merger Consideration. On the Closing Date, HCC will deposit, or cause to be deposited in escrow pursuant to the Escrow Agreement, certificates representing the shares of HCC Common Stock thus withheld. The shares of HCC Common Stock represented by the certificates deposited in escrow as provided in this Section 1.5 (the "Escrow Shares") will be held for an eighteen month period as collateral for the indemnification obligations of the Majority Shareholder pursuant to Article X and to the Escrow Agreement pending their release from escrow in accordance with the terms of the Escrow Agreement.

                                      ARTICLE II

                           REPRESENTATIONS AND WARRANTIES
                        OF STONE AND THE MAJORITY SHAREHOLDER

    Except as disclosed in a document referring specifically to this Agreement (the "Stone Disclosure Schedule") which has been delivered to HCC on or before the date hereof, Stone and the Majority Shareholder (jointly and severally), represent and warrant to HCC as set forth below.

    SECTION 2.1 CORPORATE EXISTENCE AND POWER. Stone is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect, as hereinafter defined, on Stone. Stone has delivered to HCC true and complete copies of Stone's Articles of Incorporation and Bylaws as currently in effect. Stone is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Stone. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity (including without limitation Stone and HCC), means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its affiliated companies and subsidiaries and/or parent corporation and/or corporations under the same stock ownership, taken as a whole; and "Material Adverse Change" means a change or a development involving a prospective change which would result in a Material Adverse Effect.

    SECTION 2.2 AUTHORIZATION. Each of the Shareholders and Stone has full right, power and authority to enter into this Agreement and each other agreement to be entered into by it in connection with the transactions contemplated hereby and that this Agreement and such other agreements contemplated hereby constitute, or upon execution will constitute, valid and binding agreements of each Shareholder and Stone, enforceable against such Shareholder and Stone in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

    SECTION 2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Shareholders of this Agreement, and the consummation of the transactions contemplated hereunder require no action by Stone or the Shareholders or any filing by any of them with any governmental body, agency, official or authority other than in respect of:

    (a) filing the Articles of Merger with the Secretary of State of Texas and the Certificate of Merger in accordance with Delaware Law;

    (b) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder;

    (c) compliance with any applicable foreign or state securities or "blue sky" laws;

    (d) compliance with any requirements of any federal, state, foreign or other insurance or reinsurance or intermediaries or managing general agent laws, including licensing or other related laws; and

    (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Stone or the Surviving Corporation, or (ii) would not materially adversely affect the ability of the Shareholders, Stone, HCC, or Subsidiary to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    SECTION 2.4 NON-CONTRAVENTION. The execution, delivery and performance by the Shareholders and Stone of this Agreement and each other agreement to be entered into in connection with this Agreement, and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not:

    (a)  contravene or conflict with Stone's charter or bylaws;

    (b) assuming compliance with the matters referred to in Section 2.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Stone or any Shareholder;

    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon Stone or any material license, franchise, permit or other similar authorization held by Stone; or

    (d) result in the creation or imposition of any Lien (as hereinafter defined) on any material asset of Stone,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Stone or the Surviving Corporation. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 2.5    CAPITALIZATION.

    (a) The entire authorized stock of J. E. Stone & Associates, Inc. consists of 1,350,000 shares of Common Stock, $0.01 par value per share, of which 1,165,877 shares are issued and outstanding, and 113,750 shares are held as treasury stock. All of the issued and outstanding shares of stock of Stone are owned by the Shareholders free of any Liens or other encumbrances and are owned by the Shareholders in the amounts set forth on Schedule 1.

    (b) All outstanding shares set forth in (a) above have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except for the Stone Common Stock owned by the Shareholders and as otherwise contemplated by this Agreement, for Stone there are outstanding (i) no shares of capital stock or other voting securities,
(ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities), (iii) no options or other rights to acquire from either Stone or any Shareholder, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Stone Securities"), (iv) no obligations to repurchase, redeem or otherwise acquire any of Stone Securities and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

    SECTION 2.6 SUBSIDIARIES AND RELATED ENTITIES. Except as set forth in this Section, Stone does not control (whether directly or indirectly, and whether through the ownership of voting securities or by contract or proxy, and whether alone or in combination with others) any corporation, partnership, business organization or other similar entity. The Stone Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is the holder of a Group I life insurance agent's license no. 0010246122 issued by the Texas Department of Insurance. The Stone Agency is wholly owned by the Majority Shareholder, who is its sole stockholder, officer and director. The Stone Agency is a party to a certain administrative services agreement (the "Administrative Services Agreement") with Stone whereby Stone provides the Stone Agency with certain secretarial and clerical services, office supplies, accounting and recordkeeping services, advertising services, and office space for the use of the Stone Agency in its business and operations and licenses the use of the trade name "J.E. Stone, Inc" in connection with the Stone Agency's insurance business. The Majority Shareholder is a party to a certain option agreement (the "Option Agreement") with Stone whereby the Majority Shareholder has given Stone the right to designate persons who, from time to time, shall have the right to purchase all shares in the Stone Agency now owned by the Majority Shareholder or hereafter acquired by the Majority Shareholder. Both the Administrative Services Agreement and the Option Agreement are Material Stone Agreements within the contemplation of Section 2.13(a) of this Agreement.

    SECTION 2.7 STONE FINANCIAL STATEMENTS. Stone has delivered to HCC Stone's audited balance sheet (the "Audited Balance Sheet") as of December 31, 1997 (the "Balance Sheet Date") and an unaudited balance sheet as of December 31, 1996, Stone's audited income statements for the period ended December 31, 1997 and Stone's unaudited balance sheets and income statements for the year ended December 31, 1996 and the three month periods ended March 31, 1998 and June 30, 1998 (collectively, the "Stone Financial Statements"). The Stone Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the financial position of Stone as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements). Stone has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Audited Balance sheet, including the notes thereto, except for (i) those that are not required to be reported in accordance with the aforesaid accounting principles;
(ii) normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business or (iii) liabilities under this Agreement or as disclosed in the Stone Disclosure Schedule.

    SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, Stone has in all material respects conducted its business in the ordinary course and there has not been:

    (a) any Material Adverse Change with respect thereto or any event, occurrence or development of a state of circumstances or facts known to Stone, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on Stone;

    (b) any declaration, setting aside or payment or any dividend or other distribution in respect of any shares of capital stock of Stone other than the declaration, setting aside or payment of dividends in accordance with its existing dividend policy or practice, which policy or practice is not inconsistent with Stone's past policy or practice;

    (c) any repurchase, redemption or other acquisition by Stone of any outstanding shares of capital stock or other securities of or other ownership interests in Stone;

    (d)   any amendment of any term of any outstanding securities of Stone;

    (e) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of Stone which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Stone;

    (f) any increase in indebtedness for borrowed money or capitalized lease obligations of Stone, except in the ordinary course of business;

    (g) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of Stone, except in the ordinary course of business and for a fair and adequate consideration;

    (h) any amendment, termination or waiver by Stone of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound;

    (i) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of Stone;

    (j) any (i) grant of any severance or termination pay to any director, officer or employee of Stone, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Stone, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of Stone, in each case other than in the ordinary course of business consistent with past practice;

    (k) any new or amendment to or alteration of any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Stone which would result in a material increase in cost;

    (l) any capital expenditures, capital additions or capital improvements in excess of $10,000, except for such expenditures contained in a written budget, previously provided to HCC, and incurred in the ordinary course of business; or

    (m) the entering into of any agreement by Stone or any person on behalf of Stone to take any of the foregoing actions.

    SECTION 2.9 NO UNDISCLOSED LIABILITIES. There are no existing liabilities of Stone of any kind whatsoever that are, individually or in the aggregate, material to Stone, other than:

    (a) liabilities disclosed, reserved against, or provided for in the Audited Balance Sheet (including the notes thereto);

    (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997; and

    (c) liabilities under this Agreement or indicated in the Stone Disclosure Schedule.

    SECTION 2.10 LITIGATION. The Stone Disclosure Schedule sets forth all actions, suits, proceedings, claims or investigations pending against Stone or relating to its business. Neither Stone nor any Shareholder has received written notice of a claim threatened against Stone or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Stone, including, without limitation, any such claims for indemnification arising under any agreement to which Stone is a party. Stone has not received written notice that it is subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on Stone.

    SECTION 2.11   TAXES.

    (a) Stone (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it,
(ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Stone's Financial Statements all material federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are no tax deficiencies claimed in writing by any Taxing authority and received by Stone or the Shareholders that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The Stone Disclosure Schedule sets forth those tax returns for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by Stone or the Shareholders to be due in respect of any tax returns filed by Stone (or any predecessor corporations). Neither Stone nor any predecessor corporation, has executed or filed with the Internal Revenue Service ("IRS") or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) Stone is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement. Stone is not a member of an affiliated group or filed or been included in a combined, consolidated or unitary Tax return.

    SECTION 2.12   EMPLOYEE BENEFIT PLANS, ERISA.

    (a) Stone is not a party to any oral or written (i) employment, severance, or consulting agreement not terminable on 60 days' or less notice,
(ii) agreement with any executive officer or other key employee of Stone (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Stone of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, or (iii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (b) Except as described in the Stone Disclosure Schedule, neither Stone nor any corporation or other entity which under Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with Stone (a "Stone ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of ERISA, which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the Stone Disclosure Schedule (which Plans have been heretofore delivered to HCC) and maintained by Stone is in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all laws which are applicable to such Pension Plan or Welfare Plan, including without limitation ERISA and the Code. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) and each has been so determined by the Internal Revenue Service pursuant to a favorable determination letter considering the Tax Reform Act of 1986, as amended, or application for such determination has been made and is currently pending.

    (c) No Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor (the "DOL"), the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

    (d) Neither Stone nor any Stone ERISA Affiliate has any liability with respect to any transaction which relates to any Pension Plan or any Welfare Plan and which is in violation of Sections 404 or 406 of ERISA or constitutes a "prohibited transaction," as defined in Section 4975(c)(1) of the Code, and for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code. To the knowledge of Stone and the Shareholders, neither Stone nor any Stone ERISA Affiliate has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan or has any unpaid civil penalty under Section 502(l) of ERISA.

    (e) Neither Stone nor any Stone ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither Stone nor any Stone ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to Stone or any Stone ERISA Affiliate.

    (f) Except as described in the Stone Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any employee or former employee of Stone or any Stone ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) and/or 280G of the Code or would require the payment of an excise tax imposed by Section 4999 of the Code or of any "gross up" of any such excise tax.

    (g) With respect to Stone and each Stone ERISA Affiliate, the Stone Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, other than plans disclosed in the Stone Disclosure Schedule pursuant to Section 2.12(b) above, to which Stone is a party or by which Stone is bound, which is or relates to a pension, option, bonus, deferred compensation, employment, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy, arrangement, or agreement ("Benefit Arrangement"). Each Benefit Arrangement disclosed in the Stone Disclosure Schedule is in material compliance with its terms and with the requirements prescribed by any and all laws, including without limitation the Code and ERISA.

    (h) No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan maintained by Stone or any Stone ERISA Affiliate with respect to any plan year, whether or not waived. Neither Stone nor any Stone ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither Stone nor any Stone ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Pension Plan.

    (i) Each Pension Plan maintained by Stone or any Stone ERISA Affiliate has complied with the requirements of Section 416 of the Code.

    (j) Except as described in the Stone Disclosure Schedule, neither Stone nor any Stone ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, Welfare Plan or Benefit Arrangement. Except as described in the Stone Disclosure Schedule, Stone and each Stone ERISA Affiliate have made all required contributions and paid all accrued liabilities under each Pension Plan, Welfare Plan or Benefit Arrangement for all periods through and including the Closing Date. For purposes of the preceding sentence, accrued liability shall include a pro rata contribution to each Pension Plan, Welfare Plan or Benefit Arrangement for that portion of a plan year or other applicable period which precedes the Closing Date.

    (k) An estimate of the liabilities of Stone and any Stone ERISA Affiliates for providing retiree life and medical benefits coverage to active and retired employees of Stone and any Stone ERISA Affiliate has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. Stone and each Stone ERISA Affiliate have the right to modify or terminate any Welfare Plans that provide coverage or benefits for either or both retired and active employees and/or their beneficiaries.

    (l) Each Welfare Plan maintained by Stone or any Stone ERISA Affiliate which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 and 7 of Title I, Subtitle B of ERISA and Sections 4980B, 9801-9803, 9811, 9812, and 9831-9833 of
the Code at all times.

    (m) No Welfare Plans maintained by Stone or any Stone ERISA Affiliate are self-insured "multiple employer welfare arrangements" as such term is defined in
Section 3(40) of ERISA.

    SECTION 2.13   MATERIAL AGREEMENTS.

    (a) The Stone Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than Stone Property Leases, as hereinafter defined), and instruments to which Stone is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of Stone, whether written or oral (the "Material Stone Agreements").

    (b) Neither Stone nor, to the knowledge of Stone, any other party is in default under any Material Stone Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Stone Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of Stone, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.

    (c) To the knowledge of Stone, each such Material Stone Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material Stone Agreement. Except as described in the Stone Disclosure Schedule, no party to a Material Stone Agreement has advised Stone or any of the Shareholders that it intends either to terminate a Material Stone Agreement or to refuse to renew a Material Stone Agreement upon the expiration of the term thereof. No representation or warranty is made that all benefits contemplated in the Material Stone Agreements will be received.

    (d) Stone is not in violation of, or in default with respect to, any term of its Articles of Incorporation or Bylaws.

    SECTION 2.14 PROPERTIES. Stone owns no real estate, and all leases of real property to which Stone is a party or by which it is bound ("Stone Property Leases") are in full force and effect and are set forth on the Stone Disclosure Schedule. To the best of Stone's knowledge, there exists no default under such Stone Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder, which default would have a Material Adverse Effect and no party to a Stone Property Lease has advised Stone of any such default or that it intends to terminate any such Stone Property Lease. All of the properties and assets which are owned by Stone are owned free and clear of any Lien, except for Liens described in the Stone Disclosure Schedule or Liens which do not have a Material Adverse Effect. Stone has good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those described in the Stone Disclosure Schedule or Liens permitted under this Section 2.14, to all of the properties and assets necessary for the conduct of its business other than to the extent that the failure to have such title would not have a Material Adverse Effect.

    SECTION 2.15   ENVIRONMENTAL MATTERS.

    (a) For the purposes of this Agreement, the following terms have the following meanings:

         "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

         "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

    (b) No notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of Stone or any Shareholder, has been threatened by any governmental entity or other party with respect to any (i) alleged violation of any Environmental Law, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

    (c) Stone has no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Stone or with respect to any of its properties which has had, or would reasonably be expected to have, a Material Adverse Effect.

    SECTION 2.16 LABOR MATTERS. Stone is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Stone, nor does it know of any activities or proceedings of any labor union to organize any such employees.

    SECTION 2.17 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Stone has received no notice that it is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

    SECTION 2.18 TRADEMARKS, TRADE NAMES, ETC. Stone owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, trade names, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

    SECTION 2.19 SALE OF STONE. Except as contemplated by this Agreement, there are currently no discussions to which Stone or any Shareholder is a party relating to (a) the sale of any material portion of the assets of Stone, (b) any merger, consolidation, share exchange, liquidation, dissolution or similar transaction involving Stone, or (c) the transfer or issuance of any Stone Securities.

    SECTION 2.20 BROKER'S FEES. Neither Stone nor any of the Shareholders nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

    SECTION 2.21 INVESTMENT REPRESENTATION. The shares of HCC Common Stock to be acquired by the Shareholders pursuant to the Merger will be acquired solely for their respective individual accounts, for investment purposes only and not with a view to the distribution thereof. The Shareholders are not participating, directly or indirectly, in any distribution or transfer of such HCC Common Stock, nor is any Shareholder participating, directly or indirectly, in underwriting any such distribution of HCC Common Stock within the meaning of the Securities Act. Each Shareholder has such knowledge and experience in business matters that each is capable of evaluating the merits and risks of an investment in HCC and the acquisition of the shares of HCC Common Stock, and each is making an informed investment decision with respect thereto. Each Shareholder has been informed by HCC that the shares of HCC Common Stock to be issued pursuant to this Agreement and the documents to be executed in connection herewith will not be registered under the Securities Act at the time of their issuance and may not be transferred, assigned or otherwise disposed of absent registration under the Securities Act or availability of an appropriate exemption therefrom. Each Shareholder has further been informed that HCC will be under no obligation to register the shares of HCC Common Stock under the Securities Act or except as specifically provided herein to take any steps to assist any Shareholder to comply with any applicable exemption under the Securities Act with respect to the shares of HCC Common Stock.

    SECTION 2.22 INVESTMENTS. (a) The Stone Disclosure Schedule sets forth a true and complete list of all bonds, stocks, mortgages and other investments of any type owned by Stone as of the date hereof (collectively, the "Scheduled Investments"). Stone has good and marketable title to each of the Scheduled Investments.

    (b) Except as set forth on the Stone Disclosure Schedule, none of the Scheduled Investments is currently in default in the payment of principal or interest, and, to the knowledge of the Shareholders, no event has occurred which reasonably would be expected to result in a diminution of the value of any nonpublicly traded security owned by Stone.

    (c) There are no Liens on any of the Scheduled Investments, except for (i) those Scheduled Investments deposited with governmental authorities, as indicated on the Stone Disclosure Schedule, (ii) Liens which do not materially detract from the value of the Scheduled Investments subject thereto, and (iii) assets pledged to secure assumed reinsurance contract obligations which assets are listed on the Stone Disclosure Schedule.

    (d) Neither any of the Shareholders nor Stone has taken or omitted to take, any action which would result in Stone being unable to enforce the terms of any Scheduled Investment or which would cause any Scheduled Investment to be subject to any valid offset, defense or counterclaim against the right of Stone to enforce the terms of such Scheduled Investment.

    (e) Since December 31, 1997, Stone has not (i) purchased or otherwise invested in, or committed to purchase or otherwise invest in, any interest in real property (including without limitation any extension of credit secured by a mortgage or deed of trust), (ii) purchased or otherwise invested in, or committed to purchase or otherwise invest in, bonds, notes, debentures or other evidences of indebtedness rated lower than "Baa-" by Moody's Investors Service Inc. or "BBB-" by Standard & Poor's Corporation at the time of purchase, (iii) entered into any contract, agreement or arrangement with any affiliate with respect to the purchase or other acquisition, sale or other disposition or allocation of any Scheduled Investment or (iv) entered into any contract, agreement or arrangement with respect to any foreign investments.

    SECTION 2.23 INVESTMENT COMPANY. Stone is not an "investment company" within the meaning of the Investment Company Act of 1940.

    SECTION 2.24 LICENSES. Except as described in the Stone Disclosure Schedule, Stone and the Stone Agency possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of the properties of Stone and the Stone Agency or the conduct of the business of Stone and the Stone Agency and neither Stone nor the Stone Agency has received notification of any revocation or modification of any such license, certificate, authorization or permit and neither Stone, the Stone Agency, nor any Shareholder has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

    SECTION 2.25 INTERNAL CONTROLS. Stone maintains a system of internal accounting controls, sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

    SECTION 2.26   INSURANCE.   Stone has insurance covering its properties,
operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect Stone and its businesses. Stone has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required and necessary to be made in order to continue such insurance.

    SECTION 2.27 FINANCIAL SOLVENCY. On and immediately after the Closing Date, Stone will be "Solvent." As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair salable value) of the assets of Stone is not less than the total amount required to pay the probable liabilities of Stone on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) Stone is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) Stone has not incurred debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and (iv) Stone does not engage in any business or transaction and is not about to engage in any business or transaction for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice of the industry in which Stone is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

    SECTION 2.28 YEAR 2000 ISSUE. Stone is currently evaluating its operations and systems to determine the risk of computer hardware and software used by it becoming unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Issue") and has determined that such risk will be remedied on a timely basis without material expense and will not have a Material Adverse Effect; and Stone believes, after due inquiry of its suppliers, that each supplier used by Stone has remedied or will remedy on a timely basis the Year 2000 Issue, except to the extent that a failure to remedy by any supplier would not have a Material Adverse Effect.

    SECTION 2.29 ASSIGNMENT OF COMMISSIONS. The Majority Shareholder represents and warrants that all commissions, fees or other amounts due for business which such Majority Shareholder has written as an employee or agent of Stone, and any commissions, fees or other amounts attributable to persons other than the Majority Shareholder as agent or employee of Stone has been irrevocably assigned by the Majority Shareholder or such other person to Stone or the Subsidiary.

    SECTION 2.30   DISCLOSURE.  None of this Agreement, the Financial
Statements or any schedule, exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Stone or the Majority Shareholder in connection with this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made or given, not misleading.

                                     ARTICLE II-A

                           REPRESENTATIONS AND WARRANTIES
                             OF THE MINORITY SHAREHOLDERS

    Each of the Minority Shareholders (severally and not jointly) represents and warrants to HCC as set forth below:

    SECTION 2-A.1 AUTHORIZATION. Such Minority Shareholder has full right, power and authority to enter into this Agreement and each other agreement to be entered into by such Minority Shareholder in connection with the transactions contemplated hereby, and this Agreement and such other agreements constitute, or upon execution will constitute, valid and binding agreements of such Minority Shareholder, enforceable against such Minority Shareholder in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

    SECTION 2-A.2 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Minority Shareholder of this Agreement, and the consummation of the transactions contemplated hereby require no action by such Minority Shareholder or any filing by such Minority Shareholders with any governmental body, agency, official or authority.

    SECTION 2-A.3  OWNERSHIP OF STOCK.

    (a) The shares of Stone Common Stock set forth opposite the name of such Minority Shareholder on Schedule I are held of record and owned beneficially by such Minority Shareholder free of any Liens or other encumbrances.

    (b) Except as described in the Stone Disclosure Schedule, to the knowledge of such Minority Shareholder, and except for the Stone Common Stock owned by the Shareholders and as otherwise contemplated by this Agreement, for Stone there are outstanding (i) no Stone Securities, (ii) no obligations to repurchase, redeem or otherwise acquire any Stone Securities and (iii) no contractual rights of any person or entity to include any Stone Securities in any registration statement proposed to be filed under the Securities Act.

    SECTION 2-A.3 BROKER'S FEES. Neither such Minority Shareholder nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

    SECTION 2-A.4 INVESTMENT REPRESENTATION. The shares of HCC Common Stock to be acquired by such Minority Shareholder pursuant to this Agreement will be acquired solely for such Minority Shareholder's individual account, for investment purposes only and not with a view to the distribution thereof. Such Minority Shareholder is not participating, directly or indirectly, in any distribution or transfer of such HCC Common Stock, nor is such Minority Shareholder participating, directly or indirectly, in underwriting any such distribution of HCC Common Stock within the meaning of the Securities Act. Such Minority Shareholder has such knowledge and experience in business matters that such Minority Shareholder is capable of evaluating the merits and risks of an investment in HCC and the acquisition of the shares of HCC Common Stock, and is making an informed investment decision with respect thereto. Such Minority Shareholder has been informed by HCC that the shares of HCC Common Stock to be issued pursuant to this Agreement and the documents to be executed in connection herewith will not be registered under the Securities Act at the time of their issuance and may not be transferred, assigned or otherwise disposed of absent registration under the Securities Act or availability of an appropriate exemption therefrom. Such Minority Shareholder has further been informed that HCC will be under no obligation to register the shares of HCC Common Stock under the Securities Act or, except as set forth herein, to take any steps to assist such Minority Shareholder to comply with any applicable exemption under the Securities Act with respect to the shares of HCC Common Stock.

    SECTION 2-A.5 KNOWLEDGE. To the best knowledge of such Minority Shareholder, each of the representations and warranties made by Stone and/or the Majority Shareholder in Article II hereof, is true and correct in all respects.

    SECTION 2-A.6 ASSIGNMENT OF COMMISSIONS. Each Minority Shareholder represents and warrants that all commissions, fees or other amounts due for business which such Minority Shareholder has written as an employee or agent of Stone, has been irrevocably assigned by such Minority Shareholder to Stone or the Subsidiary.

    SECTION 2-A.7  DISCLOSURE.  None of this Agreement, the Financial
Statements or any schedule, exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Minority Shareholders in connection with this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made or given, not misleading.

                                     ARTICLE II-B

                            REPRESENTATIONS AND WARRANTIES
                                     OF THE TRUST

    SECTION 2-B.1 REPRESENTATIONS OF THE TRUST. Except as otherwise disclosed in the Stone Disclosure Schedule, James E. Stone, in his capacity as trustee (the "Trustee") of the J.E. Stone & Associates, Inc. Employee Savings and Profit Sharing Trust (the "Trust") and the Trust (jointly and severally) represent and warrant to HCC as set forth below:

    (a) ORGANIZATION. The Trustee has all requisite power and authority to authorize the execution and delivery of this Agreement by the Trustee on behalf of the Trust.

    (b) AUTHORITY. The execution and delivery of this Agreement and each other agreement to be entered into by the Trust in connection with the consummation of the transactions contemplated hereby have been duly and validly authorized and approved in accordance with the terms of the Trust and the related plan by the Trustee and no other act or consent of any other person is necessary to authorize the Trustee's execution and delivery on behalf of the Trust of this Agreement and the other agreements to be entered into in connection with this Agreement and the transactions contemplated hereby. The Agreement and the other documents related to it to which the Trustee and the Trust are parties have been duly and validly executed and delivered by the Trustee and the Trust and constitute valid and binding agreements of the Trustee and of the Trust.

    (c) NO CONFLICT. The execution, delivery, and performance of this Agreement and each document related to it to which the Trust and the Trustee are parties and the consummation of the transactions contemplated hereby and thereby will not violate any provision of the documents, instruments and agreements constituting the Trust or the related plan, violate any legal requirement applicable to the Trustee or the Trust or the related plan or violate any agreement or instrument by which the Trust or the Trustee may be bound.

    (d) STATUS OF SAVINGS PLAN AND TRUSTEE. The Trustee is a fiduciary within the meaning of Section 3(21) of ERISA with respect to the Trust and the related plan. The Trustee has been duly appointed as Trustee of the Trust in accordance with the terms thereof and applicable law and is the sole trustee of the Trust. The Trustee has full and sole powers under the terms of the Trust and related documents to authorize and consummate the sale by the Trust of the Stone Securities owned by the Trust pursuant to this Agreement.

    (e) BROKERS FEES. No broker, finder or agent is entitled to any fees or commissions with respect to the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Trustee or the Trust.

    SECTION 2-B.2  DISCLOSURE.  None of this Agreement, the Financial
Statements or any schedule, exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Trust in connection with this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made or given, not misleading.


                                     ARTICLE III

                           REPRESENTATIONS AND WARRANTIES
                                OF HCC AND SUBSIDIARY

    Except as disclosed in a document referring specifically to this Agreement or in a document, exhibit, or appendix filed with the Securities and Exchange Commission ("SEC") on or before the date hereof, (collectively referred to herein as the " HCC Disclosure Schedule") which has been delivered to the Shareholders on or before the date hereof, each of HCC and Subsidiary (jointly and severally) represents and warrants to the Shareholders:

    SECTION 3.1    CORPORATE EXISTENCE AND POWER.   Each of HCC and Subsidiary
is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of HCC and Subsidiary has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on
HCC.   Each of HCC and Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not
have a Material Adverse Effect on HCC.   HCC has made available to Stone and the
Shareholders true and complete copies of the Certificate of Incorporation and Bylaws of HCC and Subsidiary, as currently in effect.

    SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by HCC and Subsidiary of this Agreement and each other agreement entered into by it in connection with the transactions contemplated hereby, and the consummation by HCC and Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of HCC and Subsidiary and have been duly authorized by all necessary corporate action. This Agreement and each other agreement entered into by it in connection with the transactions contemplated hereby constitutes, or upon execution will constitute, valid and binding agreements of HCC and Subsidiary, respectively, enforceable in each case in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

    SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by HCC and Subsidiary of this Agreement, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

    (a) the filing of the Articles of Merger with the Texas Secretary of State and the Certificate of Merger in accordance with Delaware Law;

    (b) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder;

    (c) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

    (d) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of the NYSE;

    (e) compliance with any applicable requirements of any insurance regulatory agency having authority over HCC; and

    (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on HCC or (ii) would not materially adversely affect the ability of Stone, HCC, or Subsidiary to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    SECTION 3.4 SHARES OF HCC COMMON STOCK. At the Effective Time, the shares of HCC Common Stock to be issued to the Shareholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

    SECTION 3.5    SEC FILINGS.

    (a) Since January 1, 1996, HCC has timely filed all forms, reports and documents required to be filed by it with the SEC (collectively, the "SEC Reports"). The SEC Reports, including any SEC Reports filed with the SEC after the date of this Agreement and on or prior to the Effective Time (i) at the time filed, materially complied with the requirements of all applicable securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state any material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.

    (b) Each of the financial statements of HCC (including in each case any related notes) contained in the SEC Reports, including the HCC Balance Sheet, and any SEC Reports filed after the date of this Agreement and on or prior to the Effective Time, complied in all material respects as to form with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by the SEC), and fairly presented the consolidated financial position of HCC and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount or effect. For purposes of this Agreement, "HCC Balance Sheet" means the consolidated balance sheet of HCC and its subsidiaries as of June 30, 1998, and the notes thereto, contained in HCC's Quarterly Report on Form 10-Q filed with the SEC for its quarter then ended, and "HCC Balance Sheet Date" means June 30, 1998.

    (c) HCC has made available to Stone and each Shareholder, or will make available in the case of any of the following documents filed with the SEC on or after the date hereof and prior to the Closing Date,

          (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1997 and 1996;

         (ii) any current reports on Form 8-K since January 1, 1998 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of HCC held since January 1, 1998; and

        (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1997.


                                      ARTICLE IV

                   COVENANTS OF THE MAJORITY SHAREHOLDER AND STONE

    From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 8.1 hereof (except that the covenants under Sections 4.8 and 4.9 shall continue in effect beyond Closing), Stone and the Majority Shareholder agree that:

    SECTION 4.1 CONDUCT OF STONE. Stone and the Stone Agency each shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated by this Agreement or as otherwise permitted with the written consent of HCC:

    (a) Neither Stone nor the Stone Agency will adopt or propose any change in its Articles of Incorporation or Bylaws;

    (b) Neither Stone nor the Stone Agency will enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of December 31, 1997, or increase the compensation payable to any other employees (other than (i) increases in the ordinary course of business which are not in the aggregate material, or (ii) pursuant to plans disclosed in Stone Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written), except that Stone agrees to terminate the Stone Profit Sharing Plan (as defined) and Stone Pension Plan (as defined) on or before the Closing Date;

    (c)  Neither Stone nor the Stone Agency will issue any securities;

    (d) Stone and the Stone Agency will each keep in full force and effect any existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

    (e) Neither Stone nor the Stone Agency will pay any dividend or make any other distribution to holders of its capital stock nor redeem or otherwise acquire any securities;

    (f) Neither Stone nor the Stone Agency will, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;

    (g) Neither Stone nor the Stone Agency will incur any additional indebtedness for borrowed money;

    (h) Neither Stone nor the Stone Agency will enter into any extraordinary transaction outside of the ordinary course of its business as presently conducted, make any capital expenditure in excess of $10,000, or incur any non-budgeted expense over $5,000 except for accounting and attorney's fees incurred by Stone and/or the Shareholders in connection with the negotiation and consummation of this Agreement;

    (i) Neither Stone nor the Stone Agency will amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

    (j) Neither Stone nor the Stone Agency will (i) change accounting methods except as necessitated by changes which Stone or the Stone Agency is required to make in order to prepare its federal, state and local tax returns; (ii) amend or terminate any contract, agreement or license to which it is a party (except pursuant to arrangements previously disclosed in writing to HCC or disclosed in the Stone Disclosure Schedule) except those amended or terminated in the ordinary course of business, consistent with past practices, or involving changes which are not materially adverse in amount or effect to Stone or the Stone Agency individually or taken as a whole; (iii) lend any amount to any person or entity, other than (x) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to Stone or the Stone Agency taken as a whole, which travel and expenses shall be documented by receipts for the claimed amounts or (y) an amount not to exceed $100,000 to the Majority Shareholder;
(iv) enter into any guarantee or suretyship for any obligation except for the endorsements of checks and other negotiable instruments in the ordinary course of business, consistent with past practice; (v) waive or release any material right or claim except in the ordinary course of business, consistent with past practice; (vi) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or take any action other than this transaction to accelerate the vesting of any outstanding option or other security (except pursuant to existing arrangements disclosed in writing to HCC before the date of this agreement); (vii) merge, consolidate or reorganize with or acquire any entity; (viii) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to HCC for its review prior to such agreement or filing; and (ix) terminate the employment of any key executive employee;

    (k) Neither Stone, the Stone Agency, nor the Majority Shareholder will directly or indirectly, agree or commit to do any of the foregoing set forth in subparagraphs (a) through (j) hereof; and

    (l) The Majority Shareholder will maintain, and shall cause the Stone Agency to maintain, all insurance agency licenses or authorizations currently held by the Majority Shareholder or the Stone Agency.

    SECTION 4.2 ACCESS TO FINANCIAL AND OPERATIONAL INFORMATION. Stone and the Shareholders will give HCC, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to their offices, properties, books and records, will furnish to HCC, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct its employees, counsel and financial advisors to cooperate with HCC in its investigation of the business of Stone and the Stone Agency and in the planning for the combination of the businesses of Stone and the Stone Agency and HCC following the consummation of the transactions contemplated by this Agreement; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given hereunder. In addition, following the public announcement of this Agreement or the transactions contemplated hereby, Stone will cooperate in arranging joint meetings among representatives of Stone and HCC and persons with whom they maintain business relationships.

    SECTION 4.3 OTHER OFFERS. Neither Stone nor the Majority Shareholder will, directly or indirectly, through representatives or otherwise, (i) solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss, or consider, any Acquisition Proposal (as hereinafter defined), or (ii) disclose any information relating to Stone, or afford access to the properties, books, or records of Stone, directly or indirectly, in connection with any Acquisition Proposal or possible or proposed Acquisition Proposal. To the extent that Stone or the Majority Shareholder or any of their respective officers, directors, employees or other agents is currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, Stone and the Majority Shareholder shall terminate, and shall use their best efforts to cause, where applicable, their respective officers, directors, employees or other agents to terminate, such discussions immediately. The Majority Shareholder shall immediately notify HCC in the event of any contact between Stone, the Majority Shareholder or any representative of Stone or the Majority Shareholder and any other person or entity regarding an Acquisition Proposal, a possible or contemplated Acquisition Proposal, or any related inquiry. Subject to their fiduciary duties, the Board of Directors of Stone, and each Shareholder, shall not (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board of Directors or Shareholder, of this Agreement, the Merger, or the other documents or transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (other than an Acquisition Proposal made by HCC or an affiliate of HCC), or (iii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Stone or the acquisition of any equity interest in, or a substantial portion of the assets of, Stone or the Stone Agency other than the transactions contemplated by this Agreement.

    SECTION 4.4 MAINTENANCE OF BUSINESS. Stone will, and the Majority Shareholder shall cause Stone and the Stone Agency to, use commercially reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, agents, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Stone or the Majority Shareholder becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship of Stone or the Stone Agency with any customers, supplier, licensor or others having business relationships with it, such party will promptly in writing bring such information to the attention of HCC.

    SECTION 4.5 COMPLIANCE WITH OBLIGATIONS. Stone shall, and the Majority Shareholder shall cause Stone and the Stone Agency to, use commercially reasonable efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Stone or the Stone Agency and its respective properties or assets.

    SECTION 4.6 NOTICES OF CERTAIN EVENTS. Stone or the Majority Shareholder shall, upon obtaining knowledge of any of the following, promptly notify HCC of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement,

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement, and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Stone which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of transactions contemplated by this Agreement.

    SECTION 4.7 NECESSARY CONSENTS. After the Closing, the Majority Shareholder shall use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow Stone or any successor to carry on its business as a subsidiary of HCC after the Closing Date (as defined in Section 9.1 hereof).

    SECTION 4.8 REGULATORY APPROVAL. Stone and, where required pursuant to the rules or regulations of any regulatory agency, each Shareholder will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which HCC may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. Stone and the Shareholders will use commercially reasonable efforts to obtain or assist HCC in obtaining all such authorizations, approvals and consents.

    SECTION 4.9 SATISFACTION OF CONDITIONS PRECEDENT. Stone and each Shareholder shall use commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

    SECTION 4.10 COMMUNICATIONS. Without the prior approval of HCC, neither Stone nor any Shareholder will disclose any information relating to the transactions contemplated by this Agreement, other than to HCC or an officer, director, attorney, or advisor of Stone or a Shareholder who needs to know such information in connection with the negotiation or consummation of the transactions contemplated hereby.

    SECTION 4.11 SHAREHOLDER APPROVAL. At the earliest practicable date, Stone will duly call and hold a special shareholders meeting, or duly take action by the written consent of its shareholders, whereby this Agreement, the Merger, and related matters will be submitted for the consideration and approval of the Shareholders, which approval will be recommended by the Board of Directors of Stone, subject to Section 4.3 hereof. Such vote of the Shareholders will be effected in compliance with applicable law.

    SECTION 4.12 STONE PENSION AND PROFIT SHARING PLANS. Stone agrees to terminate the J.E. Stone & Associates, Inc. Employee Savings and Profit Sharing Plan (the "Stone Profit Sharing Plan") before the Closing Date, provided that the termination of the Stone Profit Sharing Plan shall not occur prior to the termination of the J.E. Stone & Associates Pension Plan (the "Stone Pension Plan"). Stone agrees to give all participants in the Stone Pension Plan the notice of cessation of benefit accruals under the Stone Pension Plan, as required by Section 204(h) of ERISA, before the Closing Date and to terminate the Stone Pension Plan effective as of the end of such notice period, but before the Closing Date. Distributions from the Stone Profit Sharing Plan and the Stone Pension Plan as a result of such terminations (other than to employees terminating employment with Stone or the Subsidiary) shall not be made prior to receipt of a favorable determination letter from the IRS with respect to such terminations. In connection with the termination of the Stone Pension Plan, Stone shall amend such Plan to provide for the accrual of a pro rata portion of the 1998 contribution to such Plan to date of termination and the allocation of such contribution among Plan participants as of the date of Plan termination, and Stone or the Subsidiary shall fund such accrued contribution prior to the legal deadline for such funding. In addition, Stone agrees to terminate the nonqualified Excess Profit Sharing Plan prior to the Closing Date.

    SECTION 4.13 TAX REPORTING. Consistent with the intent of the parties hereto, the Shareholders shall treat, and cause their affiliates to so treat, the Merger as a reorganization under Section 368(a)(1)(A) by reason of
Section 368(a)(2)(D) of the Code with respect to all relevant tax returns or similar filings, to the extent consistent with law.


                                      ARTICLE V

                           COVENANTS OF HCC AND SUBSIDIARY

    SECTION 5.1    CONDUCT OF  HCC.   From the date hereof until the occurrence
of the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section 8.1 hereof, HCC and Subsidiary agrees that, except as otherwise permitted with the written consent of the Shareholders, which consent shall not be unreasonably withheld, HCC and Subsidiary each shall in all material respects conduct its business in the ordinary course PROVIDED, HOWEVER, THAT nothing in this Agreement shall be construed to prohibit or otherwise restrain HCC or Subsidiary in any manner from acquiring other businesses or substantially all of the assets thereof. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by HCC to the Shareholders in writing:

    (a) HCC will not adopt or propose any change in its Certificate of Incorporation or Bylaws;

    (b) HCC will not take any action that would result in a failure to maintain the trading of HCC Common Stock on the NYSE; and

    (c)   HCC will not agree or commit to do any of the foregoing.

    SECTION 5.2    LISTING OF  HCC COMMON STOCK.   HCC shall use reasonable
efforts to cause the shares of HCC Common Stock to be issued hereunder to be approved for listing on the NYSE within 90 days following the Closing.

    SECTION 5.3    COMPLIANCE WITH OBLIGATIONS.   From the date hereof until
the occurrence of the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section 8.1 hereof, HCC agrees that, except as otherwise permitted with the written consent of the Shareholders, which consent shall not be unreasonably withheld, HCC shall use its commercially reasonable efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to HCC and its Subsidiaries and their respective properties or assets; except to the extent that the failure to comply with matters in clauses
(i), (ii) and (iii) would not have a Material Adverse Effect on HCC.

    SECTION 5.4    NOTICES OF CERTAIN EVENTS.   From the date hereof until the
occurrence of the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section 8.1 hereof, HCC shall, upon obtaining knowledge of any of the following, promptly notify the Shareholders of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement;

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement; and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against HCC which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the transactions contemplated by this Agreement.

    SECTION 5.5    RELEASE OF GUARANTIES.   HCC agrees to use commercially
reasonable efforts to obtain the release of the Majority Shareholder, individually, from all guaranties and other obligations or responsibilities or personal liability for any Stone obligation, including, without limitation, those described in Section 5.5 of the Stone Disclosure Schedules; provided, however, that HCC's failure to obtain any such release shall not give Stone or any Shareholder any right to terminate this Agreement or constitute a condition to the performance of its or his obligations hereunder.

    SECTION 5.6    RULE 144.   For so long as the HCC Common Stock held by the
Shareholders is required to be sold pursuant to Rule 144 of the Securities Act, HCC shall file such reports and take such further actions as may be required pursuant to such Rule 144 to allow the continued sale of such HCC Common Stock by the Shareholders thereunder.

    SECTION 5.7    OBLIGATIONS OF SUBSIDIARY.   HCC will take all action
necessary to cause Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

    SECTION 5.8 TAX REPORTING. Consistent with the intent of the parties hereto, HCC and the Subsidiary (and any consolidated, combined or unitary group of corporations of which either of HCC or the Subsidiary is a member) shall treat, and cause their affiliates to so treat, the Merger as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(D) of the Code with respect to all relevant tax returns or similar filings, to the extent consistent with the law. HCC intends on the date hereof and as of the Effective Date, to cause the Subsidiary either to continue the historic business of Stone, or to use a significant portion of the business assets of Stone within the meaning of Treasury Regulation Section 1.368-1(d).

                                      ARTICLE VI

                            COVENANTS OF HCC, SUBSIDIARY,
                              THE SHAREHOLDERS AND STONE

    From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 8.1 hereof, each Shareholder, Stone, HCC, and Subsidiary each agree that:

    SECTION 6.1 ADVICE OF CHANGES. Such party will promptly advise the others in writing (i) of any event known to any of its executive officers or any Shareholder occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and
(ii) of any Material Adverse Change in the business condition of the party.

    SECTION 6.2 REGULATORY APPROVALS. Such party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be requested in connection with the consummation of the transactions contemplated by this Agreement. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

    SECTION 6.3 CERTAIN FILINGS. Such parties shall cooperate with one another:

    (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

    (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    SECTION 6.4    SATISFACTION OF CONDITIONS PRECEDENT.   Each such party will
use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

    SECTION 6.5 CONFIDENTIALITY. (a) For a period of five (5) years from the date of this Agreement, each such party will maintain in confidence, and cause its directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party, any written or oral or other information obtained in confidence from another party that in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transaction contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. This Section 6.5(a) shall not apply to HCC or Subsidiary following the Closing, if the Closing occurs.

    (b) If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may be reasonably requested. Whether or not the Closing takes place, each Shareholder waives, and will upon request cause Stone to waive, any cause of action, right or claim arising out of the access of HCC or its representatives to any trade secrets or other confidential information of Stone except for the intentional competitive misuse by HCC of such trade secrets or confidential information.

    SECTION 6.6 ASSIGNMENT OF COMMISSIONS. Each Shareholder and each other person who is entitled to commissions, fees or other amounts attributable to business written by such Shareholder and/or other persons for business written on behalf of Stone or the Subsidiary shall irrevocably assign the rights to such fees, commissions or other amounts to Stone or the Subsidiary.


                                     ARTICLE VII

                                CONDITIONS TO CLOSING

    SECTION 7.1 CONDITIONS TO OBLIGATIONS OF HCC AND SUBSIDIARY. The obligations of HCC and Subsidiary hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by HCC, but only in a writing signed by HCC):

    (a) The representations and warranties of Stone and the Shareholders set forth herein remain true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and the Shareholders shall have provided HCC with a certificate executed by the Representative (hereinafter defined) dated as of the Closing Date, to such effect.

    (b) Stone and the Shareholders shall have performed and complied in all material respects with all of the covenants applicable to them contained herein on or before the Closing Date, and HCC shall receive a certificate to such effect signed by the Representative.

    (c) Except as set forth in the Stone Disclosure Schedule or the Stone Financial Statements, there shall have been no Material Adverse Change in Stone since December 31, 1997.

    (d) All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required as a result of the transaction contemplated by this Agreement for the continuation in full force and effect of the Material Stone Agreements shall have been obtained.

    (e) HCC shall have received the opinion of counsel to Stone and the Majority Shareholder in form and substance satisfactory to HCC.

    (f) HCC shall have determined that the Administrative Services Agreement, the Option Agreement, and all underwriting agreements and related reinsurance agreements, agency agreements, and commission sharing agreements of Stone in force on the date hereof will remain in full force and effect, without restriction or modification as a result of the transactions contemplated hereby, for a period of at least 12 months following the Closing Date, except for such agreements which have been replaced with agreements of similar like and kind.

    (g) The Majority Shareholder shall be alive and not, in any way, Disabled. For purposes of this Agreement, the Majority Shareholder shall be deemed to be "Disabled" if he is unable to engage in any substantial portion of his regular duties for Stone by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be reasonably expected to last for a continuous period of not less than 12 months.

    (h) Stone shall have received the unqualified opinion of independent public accountants to Stone on their audited financial statements for the year ended December 31, 1997.

    (i) Stone shall have delivered to HCC its audited balance sheet and its audited income statement for the year ended December 31, 1997.

    (j) Stone is expected to earn, on a proforma basis, as reasonably determined by HCC, at least $1,250,000 before income tax for the year ending December 31, 1998.

    (k) The total stockholder's equity, as calculated in accordance with generally accepted accounting principles, applied on a basis consistent with the basis applied in the preparation of the Audited Balance Sheet, of Stone equals or exceeds $1,000,000, less the aggregate amount paid to Currie at the Closing in satisfaction and discharge of the Promissory Note described in the Stone Disclosure Schedule.

    (l) The Shareholders shall have tendered all the Stone Common Stock for exchange pursuant to the Merger. No claim shall have been filed, made or threatened by any person or entity asserting that he, she or it is entitled to any part of the Merger Consideration except as set forth on Schedule 1.

    (m) The Majority Shareholder shall have executed and delivered to HCC a five year worldwide Non-Competition Agreement covering all aspects of the insurance, benefits, and consulting businesses from the date of separation of employment from HCC and Stone and their successors, in a form satisfactory to HCC.

    (n) Each Minority Shareholder other than the Trust and Howard F. Lund shall have executed and delivered to HCC a Non-Solicitation Agreement covering the clients of Stone, HCC and each subsidiary of HCC as of their respective dates of separation of employment from HCC and Stone and its successors each in a form satisfactory to HCC.

    (o) All plans, policies, arrangements, and agreements described in Section 2.12(g) hereof shall have been terminated, except as approved in writing by HCC.

    (p) On or prior to the Closing Date, the Shareholders shall have furnished HCC with evidence of such consents as the Shareholders shall know, or HCC shall determine, to be required to enable HCC to continue to enjoy the benefit of any lease, license, permit, contract or other agreement or instrument to or of which Stone is a party or beneficiary and which can, by its terms (with consent) and consistent with applicable law, be so enjoyed after the transfer of the Stone Common Stock to HCC. If there is in existence any lease, governmental license, permit or contract that by its terms or applicable law, expires, terminates or is otherwise rendered invalid upon the transfer of the Stone Common Stock to HCC, and such lease, license, permit, or contract is required in order for the business of Stone to continue to be conducted following the transfer of the Stone

Common Stock in the same manner as conducted previously, HCC shall have obtained, or been furnished by the Shareholders an equivalent of, that lease, license, permit, or contract effective as of and after the Closing Date.

    (q) HCC shall have received resignations of all persons who are officers or directors of Stone immediately prior to the Closing.

    (r) HCC shall have received general releases in favor of Stone and HCC executed by each Shareholder other than the Trust and such other employees, officers, or directors of Stone as HCC may designate. Those releases will not relate to rights or obligations arising under this Agreement.

    (s) HCC shall have received possession of all corporate, accounting, business and tax records of Stone.

    (t) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to HCC and HCC's counsel.

    (u) The Majority Shareholder shall have executed and delivered to HCC an agreement in a form satisfactory to HCC, pursuant to which the Majority Shareholder shall assume, from and after the Effective Time, all of Stone's obligations under the automobile leases described in the Stone Disclosure Schedule.

    SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such party):

    (a) The representations and warranties of HCC set forth herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and HCC shall have provided the Representative with a certificate executed by the Executive Vice President of HCC, dated as of the Closing Date, to such effect. For the purposes of determining the accuracy of the representations and warranties of HCC, any change or effect in the business of HCC that results in substantial part as a consequence of the public announcement or pendency of the intended acquisition of the Stone Common Stock by HCC shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to HCC.

    (b) HCC shall have performed and complied with all of its covenants contained herein in all material respects on or before the Closing Date, and the Representative shall have received a certificate to such effect signed by HCC's Executive Vice President.

    (c) Except as set forth in the HCC Disclosure Schedule, there shall have been no Material Adverse Change in HCC since the HCC Balance Sheet Date.

    (d) The Shareholders shall have received from Winstead Sechrest & Minick P.C., counsel to HCC, an opinion in form and substance satisfactory to the Representative.

    (e) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Shareholders and their counsel.

    (f) HCC shall have executed and delivered to the Majority Shareholder a letter, in a form satisfactory to the Majority Shareholder, evidencing the obligation to grant an option to purchase 20,000 shares of HCC Common Stock with an exercise price equal to the closing price of HCC Common Stock on the Closing Date.

    (g) Each of the employees of Stone whose employment shall continue after the Effective Time shall be entitled to receive, from and after the Effective Time, the same pension and profit sharing benefits as are customarily offered or afforded to the employees of HCC and its subsidiaries, on substantially similar terms and conditions, but with full credit given for tenure of employment with Stone and with waiver of any waiting period otherwise required or other lapse of benefits or coverage thereunder (other than the one year waiting period with respect to matching contributions and participation under the HCC Insurance Holdings 401(k) Plan; provided, however, in computing such waiting period, full credit shall be given for all prior service with Stone). Each of the employees of Stone whose employment shall continue after the Effective Time shall be entitled to receive, from and after the Effective Time and until December 31, 1998, substantially the same health, welfare, incentive, vacation and other benefits that such employee was entitled to receive as a Stone employee under the current Stone benefit plans and arrangements. As of January 1, 1999, each of the employees of Stone whose employment continued after the Effective Time and who is still employed as of January 1, 1999, shall be entitled to receive the same health, welfare, incentive, vacation and other benefits as are customarily offered or afforded to the employees of HCC and its subsidiaries, on substantially similar terms and conditions.

    (h) Stone shall have assigned to the Majority Shareholder all of its right, title and interest in and to the life insurance policies described in
Section 7.2(h) of the Stone Disclosure Schedule.

    (i) Stone shall have assigned to the Majority Shareholder all of its right, title and interest in and to the automobile leases described in
Section 7.2(i) of the Stone Disclosure Schedule.

    (j) Stone and each of the Shareholders shall have executed a Termination Agreement, in a form satisfactory to Stone and each of the Shareholders, pursuant to which the buy-sell and stock redemption agreements described in
Section 7.2(j) of the Stone Disclosure Schedule shall be terminated as of the Effective Time.

    (k) The Shareholders shall have received a written opinion from Akin Gump Strauss Hauer & Feld, L.L.P. to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, HCC, Stone and the Majority Shareholder shall make) reasonable representations as to facts related thereto.

    (l) Stone shall have paid Currie the sum owed thereto in satisfaction and discharge of the Promissory Note described in the Stone Disclosure Schedule; provided, however, if Stone shall not have sufficient cash on the Closing Date to make such payment, HCC shall advance to Stone cash in an amount necessary to make such payment.

    (m) HCC shall have amended its Profit Sharing Plan (or shall have taken such other action as shall be necessary) so as to provide for roll-over of any current loans to participants in the Stone Profit Sharing Plan.

    SECTION 7.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the parties hereunder at Closing are subject to the fulfillment, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

    (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the transaction contemplated by this Agreement (each party agreeing to use its commercially reasonable efforts to have any such order, decree or injunction lifted).

    (b)  There shall have been obtained any and all Governmental
Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the transaction contemplated by this Agreement will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on HCC, Stone, or the Surviving Corporation or would be reasonably likely to subject any of HCC, Stone, Subsidiary or any of their respective directors or officers to penalties or criminal liability.


                                     ARTICLE VIII

                               TERMINATION OF AGREEMENT

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

    (a) By the mutual consent of the Representative, defined below, and the Board of Directors of HCC.

    (b) By the Board of Directors of HCC, if the Majority Shareholder shall have become Disabled or shall have died, or if there has been a material breach by Stone or any Shareholder of any representation, warranty or covenant contained in this Agreement which cannot be, or has not been, cured within 15 days after written notice of such breach is given to the Representative, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below.

    (c) By the Representative, if there has been a material breach by HCC of any representation, warranty, or covenant contained in this Agreement which cannot be, or has not been, cured within 15 days after written notice of such breach is given to HCC, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (e) below.

    (d) By the Board of Directors of HCC, if all conditions of Closing set forth in Sections 7.1 and 7.3 of this Agreement have not been satisfied or waived by September 30, 1998, provided, however, that HCC shall not be entitled to terminate this Agreement pursuant to this subparagraph (d) if it is in willful and material violation of any of its representations, warranties, or covenants contained in this Agreement.

    (e) By the Representative, if all conditions of Closing set forth in Sections 7.2 and 7.3 of this Agreement have not been satisfied or waived by September 30, 1998, provided, however, that the Representative shall not be entitled to terminate this Agreement pursuant to this subparagraph (e) if any of the Shareholders or Stone is in willful and material violation of any representation, warranty, or covenant contained in this Agreement.

    (f) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

    SECTION 8.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article VIII, this Agreement shall be void and of no effect and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders other than the obligations under Section 6.5 hereof, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, in which case the party who breached the representation, warranty or covenant shall be liable to the other parties for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.


                                      ARTICLE IX

                                   CLOSING MATTERS

    SECTION 9.1 THE CLOSING. Subject to termination of this Agreement as provided in Article VIII above, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Winstead Sechrest & Minick P.C., 910 Travis Street, Suite 2400, Houston, Texas 77002 at 10:00 a.m., Houston Time on September 21, 1998, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as the Representative and HCC may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Certificate of Merger shall be filed with the Secretary of State of the State of Delaware, and the Merger will become effective at the Effective Time.


                                      ARTICLE X

                           INDEMNIFICATION; REPRESENTATIVE

    SECTION 10.1 MAJORITY SHAREHOLDER AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article X, from and after the Effective Time, the Majority Shareholder, (but not any Minority Shareholder), will indemnify and hold harmless HCC, its affiliates and their respective officers, directors, agents, employees, successors, and assigns and each person, if any, who controls or may control HCC within the meaning of the Securities Act (hereinafter referred to individually as a "Stone Indemnified Person" and collectively as "Stone Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, (net of: (i) any recoveries under insurance policies; (ii) recoveries from third parties; and
(iii) tax savings known to Stone Indemnified Persons at the time of making of claims hereunder) made against or incurred by Stone Indemnified Persons (hereafter in this Section 10.1 referred to as "HCC Damages"), arising out of
(a) any material misrepresentation or breach of or default under any of the representations, warranties, covenants or agreements given or made in this Agreement or any certificate or exhibit delivered by or on behalf of Stone or any Shareholder (including any Minority Shareholder) pursuant hereto or (b) any matter described in Section 2.1 or Section 2.24 of the Stone Disclosure Schedule. The indemnification provided for in this Section 10.1 will not apply unless and until the aggregate HCC Damages for which one or more Stone Indemnified Persons seeks indemnification exceeds $50,000 in the aggregate, in which event the indemnification provided for will include all HCC Damages (a franchise deductible). The Stone Indemnified Persons are only entitled to be reimbursed for the actual indemnified expenditures or damages incurred by them for the above described losses. Such Stone Indemnified Persons are not entitled to consequential, special, or other speculative or punitive categories of damages.

    SECTION 10.2 HCC AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article X, from and after the Effective Time HCC will indemnify and hold harmless each of the Shareholders and their administrators, heirs, personal representatives, successors and assigns (hereinafter in this Section 10.2 referred to individually as an " HCC Indemnified Person" and collectively as " HCC Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (net of: (i) any recoveries under insurance policies; (ii) recoveries from third parties; and
(iii) tax savings known to HCC Indemnified Persons at the time of making a claim hereunder) (hereafter in this Section 10.2 referred to as "Stone Damages") arising out of (1) any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by HCC in this Agreement or any certificate or exhibit delivered by or on behalf of HCC pursuant hereto, and (2) any liability described in Section 5.5 hereof. The indemnification provided for in this Section 10.2 (except for liabilities described in Section 5.5 hereof) will not apply unless and until the aggregate Stone Damages for which one or more HCC Indemnified Person seeks indemnification exceeds $5,000,000 in the aggregate, in which event the indemnification provided for will include all Stone Damages (a franchise deductible). The HCC Indemnified Persons are only entitled to be reimbursed for the actual indemnified expenditures or damages incurred by them for the above described losses. Such HCC Indemnified Persons are not entitled to consequential, special, or other speculative or punitive categories of damages.

    SECTION 10.3 LIMITATION AND EXPIRATION. Notwithstanding the provisions of Section 10.1:

    (a) Except for matters of fraud as described in Section 10.5, no Shareholder other than the Majority Shareholder shall have any liability under this Article X to provide indemnification to any of the Stone Indemnified Persons for any HCC Damages. The Majority Shareholder's liability shall, in the aggregate not exceed 100% of the full Merger Consideration except for matters of fraud (the "Maximum Shareholder's Liability");

    (b) so long as such tender shall not jeopardize the tax effect of the Merger, a Shareholder may discharge such Shareholder's indemnification obligations under this Article X by tendering to the Stone Indemnified Persons such number of shares of HCC Common Stock (including any shares of HCC Common Stock otherwise acquired at any time before or after the Effective Time or at any time after any claim is made for indemnification hereunder) determined by dividing (i) the lesser of the amount of HCC damages or the amount of such Shareholder's Maximum Shareholder Liability, by (ii) the HCC Stock Value. In lieu of HCC Common Stock, each Shareholder shall have the option (and shall be required if the tendering of HCC Common Stock shall have an adverse tax, or other effect, on HCC, the Subsidiary or the Majority Shareholder), to pay in cash or other immediately available funds the cash equivalent of all or any part of the HCC Damages, up to such Shareholder's Maximum Shareholder Liability, that shall not have been discharged by the tender of shares of HCC Common Stock in accordance with the provisions hereof;

    (c)  the indemnification obligations of each of the Shareholders under this
Article X, or under any certificate or writing provided by one or more of the Shareholders in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 10.3(c):

         (i) (1) with respect to claims relating to or arising out of any Taxes or fraud arising out of or relating to the business of Stone (A) the date that is six months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or
    (B) if there is no applicable statute of limitation, ten years after the Closing Date;

              (2) with respect to all claims other than those referred to in clause (i)(1) of this Section 10.3(c), the third anniversary of the Closing Date; or

         (ii) the final resolution of claims or demands previously asserted in writing in accordance with the notice provisions hereof and pending as of the relevant dates described in clause (i) of this Section 10.3(c) (such claims referred to as "Pending Claims").

    SECTION 10.4   PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

    (a) Promptly after receipt by an indemnified party under this Article X of notice of a claim against it for indemnification brought under this Article X (a "Claim"), the indemnified party will, if a claim is to be made against an indemnifying party, give prompt written notice to the indemnifying party of the Claim, but the failure to promptly notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof.

    (b) If any Claim referred to in this Article X is made by a third party against an indemnified party and such indemnified party gives written notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of Claim and, to the extent that it wishes to assume the defense of the Claim and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of the Claim, the indemnifying party shall assume such defense and will not be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of the Claim in each case subsequently incurred by the indemnified party in connection with the defense of the Claim

    SECTION 10.5 EXCLUSIVE REMEDY; LIMITATION ON LIABILITY. It is a fundamental point of mutual agreement among all parties hereto that the parties' liability for and in respect of this Agreement shall, except for matters of proved fraud, be limited to the absolute, fixed dollar amounts and for the absolute, fixed time limitations specified in this Article 10. These limitations of amount of liability and time to assert any such liability shall apply to all claims and other demands, charges, allegations, liabilities, responsibilities, exposures and the like (collectively, "Claims Against A Party"), no matter how any and all of such Claims Against A Party may be brought or asserted, whether sounding in contract, tort or otherwise, including, without limitation, Claims Against A Party based on breach of contract, breach of representation, warranty or covenant, misrepresentation, fraudulent inducement, negligent misrepresentation, indemnity (contractual or otherwise), contribution (contractual or otherwise), or loss in reliance. A Shareholder's liability in matters of proved fraud shall be unlimited and HCC's right to recover for HCC Damages in matters of proved fraud shall be unlimited.

    SECTION 10.6 APPOINTMENT OF REPRESENTATIVE. Subject to the successorship provisions of this Section 10.6, the Majority Shareholder is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of each Minority Shareholder other than the Trust for all purposes of this Agreement and any other document or agreement entered into in connection therewith (the representative then serving under this Section 10.6 is herein called the "Representative"), and notice is hereby given to HCC, and, without independent verification, HCC may rely upon Representative's undertakings in such capacity. The Representative shall have full and irrevocable authority on behalf of the Minority Shareholders other than the Trust, and shall promptly and completely exercise such authority in a timely fashion to:

    (a) participate in, represent and bind the Minority Shareholders other than the Trust in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including without limitation, all matters relating to any indemnification under this Article X, taking any action under
Section 10.4 including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the Minority Shareholders other than the Trust;

    (b) receive, accept and give notices and other communications relating to this Agreement;

    (c) take any action that the Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by this Agreement;

    (d) execute and deliver any instrument or document that the Representative deems necessary or desirable in the exercise of this authority under this
Section 10.6; and

    (e) waive the fulfilment of any condition or conditions to the obligations of the Shareholders other than the Trust set forth in Section 7.2 or 7.3 hereof.

    Those Minority Shareholders who, as of the date of this Agreement, hold a majority of the Stone Common Stock (excluding those shares of Stone Common Stock held by the Majority Shareholder and the Trust) may, at any time and by written action delivered to HCC, remove the Representative, but such removal shall be effective only upon the replacement of such Representative by an new Representative designated, by written notice delivered to HCC, by the holders of a majority of the Stone Common Stock (excluding those shares of Stone Common Stock held by the Majority Shareholder and the Trust), provided however, that any such notice shall be effective upon actual receipt by HCC. Any such written notice shall be delivered to HCC in accordance with the notice provisions set forth herein. If any Representative shall have died or become incapacitated or unable to serve, those Shareholders who, as of the date hereof, hold a majority of Stone Common Stock (excluding those shares of Stone Common Stock held by the Majority Shareholder and the Trust), shall promptly designate by written notice delivered to HCC a replacement Representative. Any costs and expenses incurred by the Representative in connection with actions taken pursuant to or permitted by this Section 10.6 will be borne by the Minority Shareholders other than the Trust and paid or reimbursed to the Representative pro rata.

    The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of HCC contained herein and shall be coupled with an interest in the shares of Stone Common Stock held by the Minority Shareholders other than the Trust. In consideration of the foregoing, and subject to the successorship provisions of this Section 10.6, this authorization granted to the Representative shall be irrevocable and shall not be terminated by any act of any of the Minority Shareholders or by operation of law, whether by death or incompetence of any Minority Shareholder or by the occurrence of any other event except the termination of this Agreement pursuant to the provisions hereof. If after the execution hereof any such Minority Shareholder shall die or become incompetent, the Representative is nevertheless authorized and directed to exercise the authority granted in this Section 10.6 as if such death or incompetence had not occurred and regardless of notice thereof. The Representative shall have no liability to any Minority Shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Representative in good faith and without willful misconduct.


                                      ARTICLE XI

                                    MISCELLANEOUS

    SECTION 11.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    SECTION 11.2   FEES AND EXPENSES.  Subject to the provisions of
Section 4.1(h) above, unless otherwise agreed by the parties, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

    SECTION 11.3 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

     HCC or Subsidiary:

         HCC Insurance Holdings, Inc.
         13403 Northwest Freeway
         Houston, Texas 77040-6094
         Telecopy: (713) 462-2401
         Attention: Frank J. Bramanti, Executive Vice President

    With a copy (which shall not constitute notice) to:

         Winstead Sechrest & Minick P.C.
         910 Travis, Suite 2400
         Houston, Texas 77002-5895
         Telecopy: (713) 650-2400
         Attention: Arthur S. Berner, Esq.

    Stone or the Shareholders:

         Mr. James E. Stone
         5555 San Felipe, Suite 1100
         Houston, Texas 77056
         Telecopy:  (713) 622-6705

    With copies (which shall not constitute notice) to:

         Akin Gump Strauss Hauer & Feld, L.L.P.
         816 Congress Avenue, Suite 1900
         Austin, Texas 78701
         Telecopy:  (512) 499-6290
         Attention:  John Strickland, Esq.

                   and

         Fulbright & Jaworski
         Suite 5100
         1301 McKinney
         Houston, Texas  77010-3095
         Telecopy: (713) 651-5246
         Attention:  John R. Allender, Esq.

    Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section.

    SECTION 11.4 GOVERNING LAW. The internal laws of the State of Texas (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising hereunder shall lie exclusively in the state courts of the State of Texas.

    SECTION 11.5 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other; provided, however, that HCC shall be permitted at any time prior to the Effective Time to cause the assignment of Subsidiary's rights and obligations under this Agreement to another wholly owned (directly or indirectly) subsidiary of HCC (without in any way relieving HCC of its obligations under this Agreement).

    SECTION 11.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

    SECTION 11.7 ENTIRE AGREEMENT. This Agreement and any other agreement and instrument referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

    SECTION 11.8 AMENDMENT AND WAIVERS. Any and all amendments and modifications of this Agreement must be in writing and signed by HCC, the Trustee and the Representative which, if so signed, shall be binding upon each of the Shareholders. No term, provision, or condition of this Agreement or any breach thereof may be waived except in a writing signed by HCC (in the case of a waiver by HCC) or by the Representative (in the case of a waiver by Stone or any of the Shareholders) or by the Trustee (in the case of a waiver by the Trust). Any such waiver shall not be deemed to constitute a waiver of any other term, provision, condition, or any succeeding breach thereof, unless such waiver so expressly states.

    SECTION 11.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

    SECTION 11.10 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

    SECTION 11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

    SECTION 11.12 KNOWLEDGE. THE MINORITY SHAREHOLDERS FURTHER ACKNOWLEDGE THAT THEY (A) HAVE KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS THAT ENABLE THEM TO EVALUATE THE MERITS AND RISKS OF ENTERING INTO THIS AGREEMENT, (B) HAVE READ AND UNDERSTAND THE PROVISIONS HEREOF, (C) ARE NOT IN A DISPARATE BARGAINING POSITION, (D) UNDERSTAND THAT JAMES E. STONE IS RECEIVING A GREATER PORTION OF THE TOTAL MERGER CONSIDERATION PAYABLE HEREUNDER THAN HE WOULD OTHERWISE BE ENTITLED TO RECEIVE HAD THE TOTAL MERGER CONSIDERATION BEEN ALLOCATED AMONG ALL OF THE SHAREHOLDERS BASED ON THEIR PRO RATA OWNERSHIP OF STONE COMMON STOCK, AND THAT EACH MINORITY SHAREHOLDER IS RECEIVING A CORRESPONDINGLY LESSER PORTION OF THE TOTAL MERGER CONSIDERATION PRICE PAYABLE HEREUNDER, AND (E) HAVE BEEN REPRESENTED BY, OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED BY LEGAL COUNSEL, IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF

THIS AGREEMENT. EACH OF THE MINORITY SHAREHOLDERS FURTHER ACKNOWLEDGES AND AGREES THAT IN EXECUTING THIS AGREEMENT, NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO SUCH MINORITY SHAREHOLDER, AND SUCH MINORITY SHAREHOLDER HAS NOT RELIED UPON ANY STATEMENT OR REPRESENTATION PERTAINING TO THE SUBJECT MATTER HEREOF MADE BY HCC OR ANY OTHER PARTY WHICH IS NOT EXPRESSED HEREIN. THE MINORITY SHAREHOLDERS FURTHER ACKNOWLEDGE THAT THEY UNDERSTAND THAT THE LAW FIRM OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. DOES NOT REPRESENT THEIR INDIVIDUAL INTERESTS AND REPRESENTS ONLY J.E. STONE & ASSOCIATES, INC. AND JAMES E. STONE. THE SHAREHOLDERS AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THIS PARAGRAPH CONSTITUTES A CONSPICUOUS NOTICE.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             HCC INSURANCE HOLDINGS, INC.



                              By:/s/ Frank J. Bramanti
                                 ------------------------------------
                             Name:     Frank J. Bramanti,
                             Title:    Executive Vice President


                             THE KACHLER CORPORATION,
                             a Delaware corporation


                              By:/s/ Frank J. Bramanti
                                 ------------------------------------
                             Name:     Frank J. Bramanti
                             Title:    Executive Vice President



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





                             SIGNATURE PAGE OF AGREEMENT

                              J.E. STONE & ASSOCIATES, INC.,
                              a Texas corporation



                              By:/s/ James E. Stone
                                 -------------------------------------
                              Name:     James E. Stone
                              Title:    Managing Director


                              /s/ James E. Stone
                              ----------------------------------------
                              James E. Stone, for himself and as
                              Representative of the Shareholders

                              /s/ Kenneth L. Haynes
                              ----------------------------------------
                              Kenneth L. Haynes

                              /s/ Howard F. Lund
                              ----------------------------------------
                              Howard F. Lund

                              /s/ Thomas F. McCord
                              ----------------------------------------
                              Thomas F. McCord

                              /s/ Craig R. Rennpage
                              ----------------------------------------
                              Craig R. Rennpage

                              /s/ Ellen B. Sanborn
                              ----------------------------------------
                              Ellen B. Sanborn

                              /s/ Charles P. Peters, III
                              ----------------------------------------
                              Charles P. Peters, III

                              /s/ Gary L. Gray
                              ----------------------------------------
                              Gary L. Gray


                              SIGNATURE PAGE OF AGREEMENT

                              /s/ Peggy J. Pfister
                              ----------------------------------------
                              Peggy J. Pfister

                              /s/ Roger D. Everett
                              ----------------------------------------
                              Roger D. Everett

                              /s/ W. Leon Smith
                              ----------------------------------------
                              W. Leon Smith

                              STERLING TRUST COMPANY,
                              FBO W. LEON SMITH


                              By: STERLING TRUST COMPANY
                                 -------------------------------------
                              Name:/s/ Kendell Allen
                                   -----------------------------------
                              Title: AUTHORIZED SIGNER
                                    ----------------------------------
                                                         9-21-98

                              /s/ Eugene T. de Laveaga
                              ----------------------------------------
                              Eugene T. de Laveaga


                              J.E. STONE & ASSOCIATES, INC. EMPLOYEE
                              SAVINGS AND PROFIT SHARING TRUST


                              By: /s/ James E. Stone
                                 -------------------------------------
                              Name:     James E. Stone
                              Title:    Trustee






                             SIGNATURE PAGE OF AGREEMENT